SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

VOLUME SERVICES AMERICA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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201 East Broad Street

Spartanburg, SC 29306

September 1, 2004

Dear Security Holder:

      You are cordially invited to attend a Special Meeting of security holders of Volume Services America Holdings, Inc., a Delaware corporation, operating its businesses under the trade name Centerplate (the “Company”), which will take place at 10:00 a.m. E.D.T. on Wednesday, October 13, 2004 at the BI-LO Center, 650 North Academy Street, Greenville, SC 29601. For directions to the BI-LO Center, please go to www.bilocenter.com and click on “Directions and Hotels”; for special parking information for this meeting, click on the Centerplate logo in the directions.

      The formal items on the agenda are set forth in the accompanying Notice of Special Meeting of Security Holders. This Proxy Statement provides information relating to these agenda items. We do not expect any other items of business to be raised.

      Please vote your shares promptly, because your vote is important. We appreciate your interest in the Company.

Sincerely yours,

Lawrence E. Honig
Chairman of the Board of Directors

201 East Broad Street

Spartanburg, SC 29306

September 1, 2004

NOTICE OF SPECIAL MEETING OF SECURITY HOLDERS

      Notice is hereby given that the Board of Directors of Volume Services America Holdings, Inc., a Delaware corporation, operating its businesses under the trade name Centerplate, has called a Special Meeting of security holders to take place at the BI-LO Center, 650 North Academy Street, Greenville, SC 29601 on Wednesday, October 13, 2004 at 10:00 a.m. E.D.T. for purposes of:

1) Approving amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to eliminate the classification of our Board of Directors;

2) Approving amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to permit vacancies on our Board of Directors to be filled by either the remaining board members or security holders;

3) Electing three directors to fill vacancies on our Board of Directors;

4) Approving an amendment to our Restated Certificate of Incorporation to change our name to “Centerplate, Inc.”;

5) Approving our Long-Term Performance Plan which, if approved, will automatically replace our current incentive plan; and

6) Acting upon such other matters as may properly come before the meeting or any adjournments, postponements or continuations of the meeting.

      All holders of record at the close of business on Friday, August 27, 2004 are entitled to vote at the meeting.

      All security holders are invited to attend the meeting. To ensure your representation at the meeting, however, we urge you to vote your shares by mail at your earliest convenience, whether or not you expect to attend. If you do attend the meeting, you may vote in person even if you have returned a proxy. Your vote is important. Amendments to the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws require approval of holders of two-thirds of our outstanding shares of common stock, so we strongly encourage you to vote your shares promptly.

Sincerely yours,

-s- Janet L. Steinmayer
Janet L. Steinmayer
Corporate Secretary

PROXY STATEMENT

GENERAL INFORMATION

      This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at a Special Meeting of Security Holders of Volume Services America Holdings, Inc., a Delaware corporation, operating its businesses under the trade name Centerplate (the “Company”). Copies of this Proxy Statement are being mailed to holders of record beginning on or about September 1, 2004.

      The Special Meeting will take place on Wednesday, October 13, 2004 at the BI-LO Center, 650 North Academy Street, Greenville, SC 29601 at 10:00 a.m. E.D.T. for the purposes set forth in the accompanying Notice of Special Meeting of Security Holders. For directions to the BI-LO Center, please go to www.bilocenter.com and click on “Directions and Hotels”; for special parking information for this meeting, click on the Centerplate logo in the directions.

QUESTIONS AND ANSWERS

Q:	ON WHAT AM I VOTING?

A:	You are being asked to vote on the following five proposals, each of which has been approved and recommended by our Board of Directors:

•	Approval of amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to eliminate the classification of our Board of Directors;

•	Approval of amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to permit vacancies on our Board of Directors to be filled by either the remaining board members or security holders;

•	Election of three directors, Sue Ling Gin, Alfred Poe and Glenn R. Zander to fill vacancies on our Board of Directors created by the resignation of one director, the untimely death of one director and the expansion of the Board;

•	Approval of an amendment to our Restated Certificate of Incorporation to change our name to “Centerplate, Inc.”; and

•	Approval of our Long-Term Performance Plan which, if approved, will automatically replace our current incentive plan.

Q:	WILL ANY OTHER MATTERS BE VOTED UPON?

A:	We do not expect any other matters to be considered at the Special Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Special Meeting by a security holder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of the Company.

Q:	WHO IS ENTITLED TO VOTE?

A:	Each holder of the Company’s common stock at the close of business on Friday, August 27, 2004 is entitled to one vote for each share owned on that record date. Each Income Deposit Security (“IDS”) includes one share of common stock. As of the record date, [22,524,992] shares of common stock were deemed issued and outstanding. Each share of common stock is entitled to one vote on each matter on which holders of common stock are entitled to vote.

Q:	HOW DO I VOTE?

A:	You can vote in either of these two ways:

•	You can vote by mail by signing and dating your proxy card and mailing it in the enclosed prepaid envelope. If you mark your voting instructions legibly on the proxy card, your shares will be voted per your instructions. If you return a signed proxy card but do not provide voting instructions, your shares will be voted for the five proposals.

•	You can vote in person at the Special Meeting by delivering your completed proxy card in person at the Special Meeting or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

In addition, even if you mail in a proxy card and decide to attend the Special Meeting, you may keep your proxy vote or vote in person.

Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q:	HOW MANY VOTES ARE NEEDED SO THAT THE MEETING CAN TAKE PLACE?

A:	The presence in person or by proxy at the Special Meeting of the holders of one-third of the votes entitled to be cast at the Special Meeting shall constitute a quorum, except that the holders of a majority of the votes entitled to be cast at the Special Meeting are required in order to constitute a quorum with respect to Proposal Three (election of three directors to fill vacancies on our Board of Directors).

If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but sufficient votes to approve one or more of the proposed items are not received, the persons named as proxy agents may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the Special Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxy agents will vote FOR the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to vote AGAINST the item, in which case such shares will be voted AGAINST the proposed adjournment with respect to that item. A vote may be taken on one or more of the items in this proxy statement prior to such adjournment if sufficient votes have been received and it is otherwise appropriate.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

A:	Proposals One, Two and Four: The proposed amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws require the affirmative vote of at least two-thirds of the shares of common stock issued and outstanding on the record date.

Proposal Three: Directors are elected by a plurality of the votes, which means the three nominees who receive the largest number of votes will be elected.

Proposal Five: The affirmative vote of a majority of those votes cast at the meeting is required to approve our Long-Term Performance Plan.

There is no cumulative voting.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of The Bank of New York, our Transfer Agent, will count the votes. A representative from The Bank of New York will act as inspector of elections.

Q:	HOW ARE VOTES COUNTED?

A:	To determine if we have a quorum, we will count all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, as present and entitled to vote. However, abstentions and broker non-votes, as well as votes withheld, are not considered votes cast and will not be counted for or against a matter or nominee.

Q:	WHAT SHARES ARE COVERED BY MY PROXY CARD?

A:	You should have been provided a proxy card for each account in which you own shares of the Company’s common stock either:

•	Directly in your name as the shareholder of record; or

•	Indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	It means that you have multiple accounts in which you own shares of the Company’s common stock. Please vote ALL proxy cards you receive to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is The Bank of New York. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to Investor Services at The Bank of New York at 1-800-524-4458 or by contacting The Bank of New York on the internet at www.stockbny.com.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You can do this by:

•	Signing another proxy with a later date; or

•	Voting again at the meeting.

Q:	WHEN ARE PROPOSALS FOR THE 2005 ANNUAL MEETING DUE?

A:	All security holders who wish to bring business before, or to nominate candidates for election as directors at, the annual meeting to take place in 2005 (the “2005 Annual Meeting”) must provide notice to our Corporate Secretary by certified mail, return receipt requested, to Corporate Secretary, Volume Services America Holdings, Inc., 300 First Stamford Place, 4th Floor West, Stamford, Connecticut 06902-6265 no later than February 18, 2005 and no earlier than January 21, 2005. However, if the 2005 Annual Meeting does not occur between April 29, 2005 and July 29, 2005, the notice must be received not earlier than 120 days before the 2005 Annual Meeting and not later than the close of business on the later of 90 days before the 2005 Annual Meeting or 10 days following the day on which public announcement of the 2005 Annual Meeting is first made. The notice must set forth the security holder’s name and address as they appear on the Company’s books and the class and number of shares of common stock beneficially owned by such security holder. Additionally, the notice must set forth, as to each person whom the security holder proposes to nominate for election as a director, all information relating to such person required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected).

You may contact the Corporate Secretary at the Company’s Stamford office at (203) 975-5900 for a copy of the relevant by-law provisions regarding the requirements for making security holder proposals and nominating director candidates.

Q:	WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?

A:	We will pay the expenses of soliciting proxies for the Special Meeting, including the costs of preparing, printing and mailing this Proxy Statement and payments to brokerage firms, banks and others for forwarding solicitation materials to indirect owners of shares of the Company’s common stock. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of the Company, without additional compensation, and by employees of The Bank of New York, our vote tabulator. We have retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for the Special Meeting for a fee of approximately $7,000, plus customary expenses.

PROPOSAL ONE — ELIMINATION OF OUR CLASSIFIED BOARD OF DIRECTORS

      Our Board of Directors is currently divided into three classes. At each annual meeting, security holders are requested to elect the directors comprising one of the classes for a three-year term. Currently, the term of the Class II directors is set to expire in 2005, the term of the Class III directors is set to expire in 2006 and the term of the Class I directors is set to expire in 2007. Because of the classified board structure, currently security holders have the opportunity to vote on only one-third of the directors each year.

      A classified board of directors makes it more difficult for substantial security holders to gain control of a board without the cooperation of incumbent directors, which may deter unfriendly and unsolicited takeover proposals and proxy contests. A classified board of directors also makes it more difficult for security holders to change a majority of directors even where a majority of security holders are dissatisfied with the performance of incumbent directors. In addition, under Delaware law, our Restated Certificate of Incorporation and our Amended and Restated By-Laws, directors of a classified board of directors may be removed only for cause. This limitation on removal of directors for cause would no longer apply if this proposal is approved.

      The Board of Directors has examined the arguments for and against continuation of the classified board structure and determined that our classified Board of Directors should be eliminated. The Board of Directors believes that security holders should have the opportunity to vote on all directors each year and that elimination of the classified board structure will be an effective way to maintain and enhance the accountability of the Board of Directors.

      The Board of Directors has approved amendments to our Restated Certificate of Incorporation and our Amended and Restated By-Laws to eliminate our classified board structure. If security holders approve this proposal, the three directors who are elected at the Special Meeting will each be elected for a term that will expire at the next annual meeting of security holders in 2005. In addition, the current term of office of each incumbent director will expire at next year’s annual meeting, and the entire Board of Directors will be subject to election at such annual meeting.

      The proposed text of the amendments to our Restated Certificate of Incorporation is attached as Appendix A-1 to this Proxy Statement and the proposed text of the amendments to our Amended and Restated By-Laws is attached as Appendix A-2 to this Proxy Statement. Approval of the amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to eliminate the classified Board of Directors requires the affirmative vote of at least two-thirds of the shares of common stock issued and outstanding as of the record date.

      If security holders vote to approve this proposal, it will become effective upon the filing of an amendment to the Restated Certificate of Incorporation with the Secretary of the State of Delaware. We intend to file the amendment immediately after the requisite vote is obtained.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSAL TO ELIMINATE OUR CLASSIFIED BOARD OF DIRECTORS AND THE RELATED AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS.

PROPOSAL TWO — PERMITTING VACANCIES ON OUR BOARD OF DIRECTORS TO BE FILLED BY EITHER THE REMAINING BOARD MEMBERS OR SECURITY HOLDERS

      Our Restated Certificate of Incorporation and Amended and Restated By-Laws currently require that any vacancy on the Board of Directors, other than a vacancy resulting from an increase in the number of directors, be filled by a plurality of votes cast in person or by proxy at a meeting of security holders.

      In April 2004, two vacancies were created on our Board of Directors as a result of the resignation of Paul Hornung and the untimely death of Michael A. Wadsworth. The Board’s inability to fill these vacancies without calling a meeting of security holders has resulted in the Company being temporarily non-compliant with the American Stock Exchange rules that require a majority of the Board to be “independent” and the Audit Committee to be composed of three “independent” directors. This restriction has also resulted in the Company being temporarily non-compliant with the provisions of our Audit and Corporate Governance Committee charters that require at least three “independent” directors on each such committee. The Company has received a waiver from the American Stock Exchange until November 1, 2004 to comply with the applicable listing requirements. The restrictions in our Restated Certificate of Incorporation and Amended and Restated By-Laws on filling vacancies may cause similar compliance problems for the Company in the event vacancies occur in the future. The Board of Directors desires the flexibility to fill a vacancy on the board without calling a meeting of security holders when it determines that such action is in the best interest of the Company. If Proposal One is approved by the security holders, the term of any director appointed by the Board of Directors to fill a vacancy would in any event expire at the Company’s next annual meeting.

      Our Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that any newly created directorship resulting from an increase in the number of directors may only be filled by a majority of the directors then in office, although less than a quorum. The Delaware General Corporation Law permits greater flexibility with respect to filling such a vacancy, and also permits a newly created directorship to be filled by vote of the security holders. The Board believes that there may be occasion when it is desirable to have a newly created directorship filled at a meeting of security holders, and the Board desires the flexibility allowed by Delaware law to permit security holders the opportunity to fill such a vacancy when the Board determines it to be in the best interest of the Company. Prior to the Special Meeting, the Board took action to increase the size of our Board from six members to seven members, as permitted by our Amended and Restated By-Laws, thereby creating one additional vacancy resulting from the expansion of our Board. If this Proposal Two is approved by the security holders, this additional vacancy will be filled by the security holders in the election of directors under Proposal Three.

      The Board of Directors has approved amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to permit vacancies on the Board to be filled by either the remaining Board members or security holders. If our security holders approve this proposal, any newly created directorship or any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of votes cast at a meeting of security holders. Any director so appointed or elected will hold office, subject to his or her prior resignation or removal, until the expiration of the term of office of the director he or she has replaced or until his or her successor is elected and qualified.

      The text of the proposed amendments to our Restated Certificate of Incorporation is attached as Appendix B-1 to this Proxy Statement and the text of the proposed amendments to our Amended and Restated By-Laws is attached as Appendix B-2 to this Proxy Statement. Approval of these amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws requires the affirmative vote of at least two-thirds of the shares of common stock issued and outstanding as of the record date.

      If security holders vote to approve this proposal, it will become effective upon the filing of an amendment to our Restated Certificate of Incorporation with the Secretary of the State of Delaware. We intend to file the amendment immediately after the requisite vote is obtained.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO PERMIT VACANCIES ON THE BOARD TO BE FILLED BY EITHER THE REMAINING BOARD MEMBERS OR SECURITY HOLDERS AND THE RELATED AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS.

PROPOSAL THREE — ELECTION OF THREE DIRECTORS

Composition of our Board of Directors

      Our Board of Directors currently consists of four members and is divided into three classes. At each annual meeting, a class of directors is elected for a term expiring at the annual meeting occurring in the third year following the year of the election of that class. Each director holds office until his or her successor has been elected or qualified or, if earlier, until the director’s resignation or removal. If the security holders approve Proposal One (elimination of our classified Board of Directors) at the Special Meeting, the term of each director will expire at next year’s annual meeting.

      In connection with the closing of our initial public offering on December 10, 2003 (the “IPO”), we restructured our Board of Directors and appointed six individuals to serve as directors. On April 15, 2004, a vacancy was created on our Board of Directors when Paul Hornung, who was appointed as a Class I director in connection with the IPO and served as a member of the Compensation and Corporate Governance Committees of the Board, resigned for personal reasons. On April 28, 2004, a second vacancy was created when Michael A. Wadsworth, who was appointed as a Class II director in connection with the IPO and served as a member of the Audit and Corporate Governance Committees of the Board, passed away unexpectedly. In addition, prior to the Special Meeting, the Board took action to increase the size of our Board from six members to seven members, thereby creating one additional vacancy. The purpose of the Special Meeting, among other things, is to elect directors to fill these vacancies.

      The following four individuals are currently serving as directors listed by class:

Name	Age	Position

David M. Williams	62	Class I Director
Lawrence E. Honig	56	Class II Director, Chairman of the Board of Directors and Chief Executive Officer
Felix P. Chee	57	Class III Director
Peter F. Wallace	29	Class III Director

Nominees for Election to the Board of Directors

      The third proposal to be voted on at the Special Meeting is the election of the following three directors, each of whom is recommended by our Board of Directors. The Corporate Governance Committee of the Board of Directors retained the services of Pryde Partners, LLC, an executive search firm, in connection with its identification and recruitment of the three director nominees. One of the nominees, Glenn R. Zander, was previously an executive officer at Trans World Airlines, Inc. with Janet L. Steinmayer, our Senior Executive Vice President, General Counsel and Secretary, who recommended the recruitment of Mr. Zander as a nominee. Biographical information about each of these nominees is included below.

      Sue Ling Gin (Chicago, Illinois), age 62, is the founder of Flying Food Group, LLC, an in-flight catering company serving 80 international airlines, and has served as its Chairman and Chief Executive Officer since 1983. She is the owner and founder of New Management, Ltd., a real estate sales, leasing, management and development firm, and has served as its President since 1977. Ms. Gin is also the owner of Midway Business Center, a fifty-two acre commercial and industrial complex in Chicago, Illinois. She is a director of Exelon Corporation, Unicorn Corporation, Rush Presbyterian St. Luke’s Medical Center in Chicago and the Chicago Network. Ms. Gin serves as Vice Chairman of the Field Museum in Chicago, President and director of the William G. McGowan Charitable Fund, Inc. and an advisory board member to the University of Chicago Graduate School of Business. She is also a trustee for DePaul University and the Chicago Community Trust.

      Alfred Poe (Chester, NJ), age 55, is the lead investor of AJA Restaurant Group, which owns and operates eighteen Church’s Chicken restaurants in Florida and sixteen Taco Bells in Ohio, and has served as its Chairman and Chief Executive Officer since 1999. Mr. Poe was the Chief Executive Officer of

Superior Nutrition Corporation, a provider of nutrition products, from 1997 to 2002 and served as Chairman of the Board of MenuDirect Corporation, a provider of specialty meals for people on restricted diets, from 1997 to 1999. He purchased MenuDirect in 2001 and is currently President and CFO. From 1991 through 1996, Mr. Poe was a Corporate Vice President of Campbell’s Soup Company and from 1993 through 1996 he was the President of Campbell’s Meal Enhancement Group. Prior to his work at Campbell, Mr. Poe held marketing positions at Mars, Inc. and served as group project manager for General Foods Corporation. Mr. Poe is currently a director of B&G Foods.

      Glenn R. Zander (Honolulu, HI), age 57, has served as President and Chief Executive Officer of Aloha Airgroup, Inc., an airline services company providing inter-island passenger and freight transportation through its subsidiaries, Aloha Airlines and Aloha Island Air, since 1994. From 1980 to 1994, he held various positions with Trans World Airlines, Inc., including Vice Chairman, CO-CEO, Senior Vice President, Chief Financial Officer, Vice President, Controller and Vice President Finance — International. Mr. Zander is a director of the Hawaii Business Roundtable, the Chamber of Commerce of Hawaii, the Blood Bank of Hawaii, the Hawaii Visitor & Convention Bureau, the Honolulu Boys Choir, the Friends of Cancer Research and the Plaza Club. He is also Tourism Committee Chairman of the Japan-Hawaii Economic Council and Air & Land Transportation Committee Chairman of the Honolulu Chamber of Commerce.

      The Board of Directors has determined that each of the above nominees is “independent” as currently defined by the Securities and Exchange Commission and by the listing standards of the American Stock Exchange.

      Ms. Gin has been nominated to fill the vacancy created by the resignation of Mr. Hornung, Mr. Poe has been nominated to fill the vacancy created by the death of Mr. Wadsworth, and Mr. Zander has been nominated to fill the vacancy created by the expansion of the Board from six members to seven members. If the security holders approve Proposal One (elimination of our classified Board of Directors) at the Special Meeting, each of the above nominees will be elected to serve a one-year term and will be subject to reelection at next year’s annual meeting. If Proposal One is not approved by security holders, Sue Ling Gin will serve as a Class I Director for a term expiring in 2007, Alfred Poe will serve as a Class II Director for a term expiring in 2005 and Glenn R. Zander will serve as a Class I Director for a term expiring in 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE.

Directors Continuing in Office

      Lawrence E. Honig (Spartanburg, South Carolina) has served as our Chief Executive Officer and director since April 2002 and was elected Chairman of our Board of Directors in December 2003. From February 2000 until April 2001, Mr. Honig served as managing director of eHatchery LLC, an early-stage facilitator for internet-based start-up companies. From January 1998 to July 1999, Mr. Honig was chairman, president and chief executive officer of Edison Brothers Stores, Inc., a specialty retailer, also serving as a director from September 1997 to March 1999. (Edison Brothers Stores, Inc. filed for bankruptcy protection in March 1999.) He previously was president and chief executive officer of Federated Systems Group, a division of Federated Department Stores, from 1994 to 1998. From 1982 to 1992, Mr. Honig was executive vice president and then vice chairman and a member of the board of The May Department Stores Company. Previously, he was a principal of McKinsey & Company, Inc., an international consulting firm. If Proposal One is not approved by security holders at the Special Meeting, Mr. Honig’s term will expire in 2005.

      David M. Williams (Toronto, Ontario) served as the president and chief executive officer of the Ontario Workplace Safety & Insurance Board from 1998 until June 2003. Prior to that he held the position of executive vice president at George Weston Limited and has held numerous positions with Loblaw Companies Ltd., including executive vice president, chief financial officer and president of

National Grocers Ltd. Mr. Williams is a director of CFM Majestic Corp., Morrison Lamothe Ltd, the Toronto Hydro Corp. and Shoppers Drug Mart Corp. He is also a trustee for the Canadian Apartment Properties Real Estate Investment Trust (CAP REIT) and Associated Brands Income Fund. He is a former member of the Board of Governors for the Electronic Commerce Council of Canada. Mr. Williams is a certified general accountant. Mr. Williams was re-elected as one of our directors at our 2004 Annual Meeting of Security Holders. If Proposal One is not approved by security holders at the Special Meeting, Mr. Williams’ term will expire in 2007.

      Felix P. Chee (Oakville, Ontario) is the President and Chief Executive Officer of the University of Toronto Asset Management Corporation. He was from October 2001 to December 2003 Vice President of Business Affairs and Chief Financial Officer at the University of Toronto. From 1986 to 2001, Mr. Chee held positions of Executive Vice President and Chief Investment Officer at Manulife Financial; Senior Vice President, Corporate Finance at Ontario Hydro Corporation; and Senior Investment Officer of the International Finance Corporation of the World Bank Group. Mr. Chee has acted as Director for the Manulife Bank of Canada and as a member of the Board of Governors for York University. Mr. Chee currently is a Director of McLelland and Stewart Limited, The University of Toronto Innovation Foundation, Discovery District for Medical and Related Sciences and the University of Toronto Asset Management Corporation. Mr. Chee was appointed as one of our directors effective on the closing of our IPO on December 10, 2003. If Proposal One is not approved by security holders at the Special Meeting, Mr. Chee’s term will expire in 2006.

      Peter F. Wallace (New York, New York) is a principal at The Blackstone Group L.P., which he joined in July 1997. Mr. Wallace has served as one of our directors since October 1999. If Proposal One is not approved by security holders at the Special Meeting, Mr. Wallace’s term will expire in 2006.

Directors’ Compensation

      Under the current compensation program for directors who are not employed by the Company, excluding Mr. Wallace, our directors are entitled to receive:

•	$30,000 per year;

•	An additional $1,000 for attending board meetings in person ($500 if by telephone);

•	An additional $500 for attending committee meetings of the Board of Directors in person ($250 if by telephone); and

•	If serving as a committee chair, an additional $500 for attending a committee meeting in person ($250 if by telephone).

Board of Directors Meeting Attendance

      Our Board of Directors held four meetings during our fiscal year ended December 30, 2003. Each of the incumbent directors attended at least 75 percent of the meetings of the Board of Directors and meetings of the committees of the Board on which he served during fiscal 2003. We expect our directors to attend each annual meeting of security holders.

Security Holder Communications with our Board of Directors

      The Board of Directors has implemented a process by which security holders may communicate with the Board of Directors. Security holders may communicate with any of our directors by writing to them c/o Secretary and/or Vice President-Audit at Volume Services America Holdings, Inc., 300 Stamford Place, 4th Floor West, Stamford, Connecticut 06902-6265.

Corporate Governance

      The Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission regulations, and governance changes recently mandated by the American Stock Exchange have elevated the importance of corporate governance considerations. The Company is committed to ethical business conduct and sound and effective corporate governance practices. In support of this commitment, the Company has adopted a Guide to Business Conduct (the “Guide”) and has established a Corporate Compliance Committee responsible for overseeing compliance with the principles set forth in the Guide. These principles, applicable to all directors, officers and employees of the Company, are intended to promote honest and ethical conduct; full, fair, accurate and timely disclosure in reports filed with the Securities and Exchange Commission and in other public communications; and compliance with applicable laws. A copy of the Guide is available for your review on our Web site at www.centerplate.com.

      The Board of Directors has created the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

      The Board of Directors has determined that each of its current directors, except for the Chief Executive Officer and Peter F. Wallace, and all members of the Audit, Compensation and Corporate Governance Committees, are “independent,” as currently defined by the Securities and Exchange Commission and by the listing standards of the American Stock Exchange.

      Audit Committee. The current members of the Audit Committee are Messrs. Chee (Chair) and Williams and we have one vacancy on this committee which the Board intends to fill promptly after the Special Meeting. All of the members of the Audit Committee have been determined by the Board of Directors to be “independent,” as defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange. The Board of Directors has determined that each of Messrs. Chee and Williams are audit committee financial experts within the meaning of the rules of the Securities and Exchange Commission.

      The Audit Committee oversees the performance of our internal audit function and our compliance with legal, ethical and regulatory matters; monitors our financial reporting process and internal control system; and appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement, and oversees their work. The Audit Committee was appointed following our IPO in December 2003 and did not meet during fiscal year 2003.

      The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter was included as Appendix A to the Proxy Statement for our 2004 Annual Meeting of Security Holders. The Report of the Audit Committee begins on page 19 of this Proxy Statement.

      Compensation Committee. The current members of the Compensation Committee are Messrs. Williams (Chair) and Chee. The Compensation Committee oversees the development and implementation of the Company’s compensation policies, strategies, plans and programs for our key employees and outside directors and disclosure relating to these matters; reviews and approves the compensation of our Chief Executive Officer and the other executive officers of the Company and its subsidiaries; and provides oversight concerning selection of officers, management succession planning, performance of individual executives and related matters. The Compensation Committee was appointed following our IPO and did not meet during fiscal year 2003. The Compensation Committee Charter was attached as Appendix B to the Proxy Statement for our 2004 Annual Meeting of Security Holders. The Report of the Compensation Committee begins on page 21 of this Proxy Statement.

      Corporate Governance Committee. The current members of the Corporate Governance Committee are Messrs. Williams (Chair) and Chee and we have one vacancy on this committee which the Board intends to fill promptly after the Special Meeting. The Corporate Governance Committee establishes criteria for Board and committee membership; recommends to our Board of Directors proposed nominees for election to the Board of Directors and for membership on committees of the Board of Directors; makes recommendations regarding proposals submitted by our security holders; and makes recommendations to our Board of Directors regarding corporate governance matters and practices. The Corporate Governance Committee was appointed following our IPO in December 2003 and did not meet during fiscal year 2003. The Corporate Governance Committee Charter was attached as Appendix C to the Proxy Statement for our 2004 Annual Meeting of Security Holders.

      Consideration of Candidates Submitted by Security Holders. The Corporate Governance Committee will review and consider candidates for nomination as a director submitted by security holders on the same basis as other candidates in accordance with the procedures set forth in the Company’s by-laws, as summarized in the “Questions and Answers” section of this Proxy Statement.

      Identifying and Evaluating Nominees. In identifying director candidates, other than those who may be proposed by security holders, the Corporate Governance Committee will solicit ideas for possible candidates from a number of sources, including members of the Board of Directors, Company executives and individuals personally known to members of the Board. In addition, the Corporate Governance Committee is authorized to use its authority under its charter to retain an outside search firm to identify qualified candidates. The Corporate Governance Committee retained the services of Pryde Partners, LLC in connection with its identification and recruitment of the three director nominees. When considering nominations for membership on our Board of Directors, the Corporate Governance Committee seeks to identify candidates who have the highest personal and professional ethical standards and who are committed to furthering the long-term interests of security holders and the Company. Qualified candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We believe that our Board of Directors should represent diverse experience at policy-making levels in business, government, education and community and charitable organizations, and that some of the Board members should have experience in areas relevant to the Company’s business. The Corporate Governance Committee also has a commitment to diversity and will seek diversity in gender, ethnicity and personal background when it considers candidates for Board membership.

PROPOSAL FOUR — CHANGING OUR NAME TO CENTERPLATE, INC.

      The Board of Directors has unanimously adopted a resolution seeking security holder approval to amend our Restated Certificate of Incorporation to change the Company’s corporate name to “Centerplate, Inc.” The Company currently operates its businesses under the trade name “Centerplate” and the Board of Directors believes that changing the Company’s corporate name to reflect its trade name will eliminate possible confusion and better serve the Company’s interests from a public relations perspective. Security holders will not be issued new stock certificates or, in the case of IDSs, subordinated notes, reflecting the new name. New stock certificates or, in the case of IDSs, subordinated notes, will be issued in due course as old certificates and notes are tendered to the Company’s transfer agent.

      The text of the proposed amendment to our Restated Certificate of Incorporation is attached as Appendix C to this Proxy Statement. Approval of the amendment to our Restated Certificate of Incorporation requires the affirmative vote of at least two-thirds of the shares of common stock issued and outstanding as of the record date.

      If security holders vote to approve this proposal, it will become effective upon the filing of an amendment to our Restated Certificate of Incorporation with the Secretary of the State of Delaware. We intend to file the amendment immediately after the requisite vote is obtained.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO CHANGE THE COMPANY’S NAME TO “CENTERPLATE, INC.” AND THE RELATED AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL FIVE — APPROVAL OF OUR LONG-TERM PERFORMANCE PLAN

      Upon recommendation of the Compensation Committee of the Board of Directors (the “Committee”), the Board of Directors (“Board”) has adopted, subject to security holder approval at the Special Meeting, a Long-Term Performance Plan (the “Plan”). Security holder approval of the Plan is sought in order to qualify the Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which will allow the Company to deduct most or all compensation paid to certain executive officers of the Company under the Plan for federal income tax purposes. If approved, the Plan will automatically replace our current incentive plan.

      The principal provisions of the Plan are summarized below. The summary, however, is not complete and is qualified in its entirety by the terms of the Plan. A copy of the Plan is attached as Appendix D to this Proxy Statement and incorporated herein by reference. In case of any discrepancy between the Plan and the summary, the provisions of the Plan will govern.

     Purpose of the Plan

      The purpose of the Plan is to further the growth and the financial success of the Company by offering performance incentives to those employees of the Company whose responsibilities and decisions directly affect the Company’s success. The Board believes that this will enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of key senior employees. The Plan is a cash-based award plan.

      The Committee and Board have deferred consideration of a long-term incentive plan measured by performance of the Company’s securities and paid out in IDSs because of the relatively few companies that have a similar capital structure, especially in the United States, and the absence of meaningful peer group comparables. It is not possible to predict at this time the impact of interest rate fluctuations generally on the market for the Company’s securities. At the same time, the Committee and the Board recognize that the total compensation payable to its senior-most executives would be substantially below industry averages in the absence of a long-term incentive. The Board also recognizes that the Company needs an appropriate incentive plan for its senior-most executives that will have the greatest impact on the success and growth of the Company and on its being able to continue to meet the demands for cash distributions on its securities. For these reasons, the Board, following the Committee’s recommendation, has adopted the Plan.

     Effective Date and Expiration

      If approved by security holders, the Plan will be deemed to have become effective on October 13, 2004 and will terminate on December 31, 2014. No award may be made under the Plan after its expiration date, but awards made prior thereto may extend beyond that date.

     Administration of the Plan

      The Plan will be administered by the Committee. Currently, the Committee is comprised of two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Code. The Committee will have full power, discretion and authority to interpret, construe and administer the Plan, and all decisions, determinations or actions of the Committee pursuant to the Plan will be final and binding on all persons for all purposes.

     Eligibility

      Officers of the Company for whom compensation is required to be reported in our proxy statement (“Covered Executives”) are eligible to participate in the Plan, provided, that the Board may also determine that the Plan may include other key employees and members of senior management of the Company (“Eligible Persons”). No more than 50 employees may have outstanding awards at any time.

The Committee shall designate those Eligible Persons who are eligible to receive awards under the Plan (“Participants”).

Awards under the Plan

      Awards under the Plan are based on a Participant’s attainment of “performance goals,” which are generally measured over a three-year period designated by the Committee (the “Performance Period”). Target awards will be paid upon a Participant’s attainment of certain “performance objectives” established by the Committee with respect to the specified performance goals. Target awards are generally expressed as a percentage of the Participant’s total compensation in the final year of the applicable Performance Period.

      Not later than the end of the first third of each Performance Period, the Committee will: (i) determine from the Eligible Persons who will be Participants for the Performance Period; (ii) determine the parameters of the performance goals and the performance objectives for the Performance Period; (iii) designate the target awards to be paid upon a Participant’s attainment of the applicable performance objectives; and (iv) establish the minimum and maximum parameters, if any, to be applied to target awards relative to the achievement of the applicable performance objectives.

Performance Goals

      Awards will be made subject to the attainment of performance goals relating to one or more of the following business criteria as selected by the Committee for an applicable Performance Period (each of these criteria, a “Performance Goal”):

(i)	distributable cash;

(ii)	operating cash flow;

(iii)	adjusted earnings before interest, taxes, depreciation and amortization;

(iv)	operating margins;

(v)	reductions in operating expenses;

(vi)	return on invested capital;

(vii)	return on assets;

(viii)	average remaining contract life;

(ix)	economic value added;

(x)	cost reductions and savings; and

(xi)	productivity improvements.

In addition, with respect to any Participant, the Committee may identify as a Performance Goal a Participant’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long-term business goals. Any business criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.

      The Committee may apply a weighting of Performance Goals to determine a “Performance Objective Factor” to be applied to a target award in determining the Participant’s final award at the end of the Performance Period. Performance Goals and performance objectives may be established on a Company-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the

Committee, performance objectives will be determined using GAAP consistently applied during a Performance Period by no later than the date on which one-third of the Performance Period has elapsed.

Adjustments to Awards

      The Committee may increase a Participant’s award, following such factors as the Committee in its discretion determines appropriate to establish the final award for such Participant.

Certification

      At the conclusion of each Performance Period, the Committee shall review the performance objectives for each Participant and, as described above, make any necessary adjustments to a Participant’s award. The Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms for paying amounts in respect of the award related to that Performance Period have been achieved before payment of the award is made.

Payout of Awards

      Awards will be paid in cash at such time as designated by the Committee following the Committee’s certification and determination of the award as described above.

      Absent a Change-In-Control, as defined below, or the death, disability or normal retirement of the Participant during the Performance Period, the Participant must be employed by the Company at the end of the Performance Period to receive any payout of the applicable award. The Committee has discretion to determine whether to pay an award to a Participant who is not employed by the Company on the payout date.

      The Committee has determined that the maximum award to be paid to any Participant in any one-year period will not exceed 200% of total compensation paid to the Participant in the year the award is paid.

Change-in-Control

      The Committee shall specifically designate those Participants who are eligible to receive Change-in-Control benefits under the Plan (the “Designated Participants”). Only those Participants specifically named as Designated Participants by the Committee are eligible to receive the Change-in-Control benefits described in this paragraph. In the event of a Change-in-Control during one or more Performance Periods, a Designated Participant’s Performance Goals and performance objectives in respect of all outstanding awards shall be deemed to have been achieved and the Designated Participant shall be entitled to receive the greater of (i) the applicable target award with respect to each outstanding award, and (ii) the initial amount of the Participant’s award that would be payable at the conclusion of the applicable Performance Period after applying the criteria established for the applicable class award program. Such amount will be paid in a lump sum at the earlier of the time of the termination of the Designated Participant’s employment with the Company or the time that the award would otherwise be paid where there is no termination of employment. If a Designated Participant’s employment is terminated within two years of a Change-in-Control, or if a Designated Participant’s employment is terminated for “Good Reason” within two years from the date of a Change-in-Control, such Designated Participant will receive the amount payable pursuant to the second sentence of this paragraph, to the extent not already paid, plus an additional amount equal to the applicable target award with respect to the outstanding awards. Such amount will be paid in a lump sum at the time of termination of employment. The limitation on the maximum award described in the section directly above does not apply to the Change-in-Control benefits described in this paragraph.

      For purposes of the Plan, a “Change-in-Control” means (i) any “person” (as such term is used in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the then outstanding securities of the Company; (ii) a change in the composition of a majority of the Board of Directors of the Company within twelve months after any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% of the combined voting power of the then outstanding securities of the Company; or (iii) the sale of substantially all the assets of the Company and/or its operating subsidiaries. A termination for “Good Reason” means a voluntary termination by a Designated Participant that otherwise entitles the Designated Participant to severance benefits pursuant to the terms of an employment agreement between the Designated Participant and the Company.

Amendment or Discontinuance of the Plan

      The Board of Directors of the Company may, at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend or discontinue the Plan; provided, however, that (i) any amendment that is necessary or appropriate to avoid the application of Section 162(m) of the Code will be contingent on the approval of security holders to the extent required by the Board or applicable law, provided that the Committee may amend the Plan without security holder approval to the extent necessary to comply with any subsequent clarification of Section 162(m); and (ii) unless required by law, no action by the Board of Directors of the Company regarding amendment, suspension or discontinuance of the Plan may adversely affect any award made prior to the date of the amendment, suspension or termination or any Change-in-Control benefit under the Plan without the consent of the affected Participant.

U.S. Federal Income Tax Consequences

      Awards under the Plan will constitute compensation taxable as ordinary income (and subject to income tax withholding) to the Participant. Generally, the Company will be entitled to a corresponding federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Vote Required

      The affirmative vote of a majority of votes cast in person or by proxy at the Special Meeting is required to approve the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE LONG-TERM PERFORMANCE PLAN

REPORT OF THE AUDIT COMMITTEE

      The following report, except for matters set forth under “Independent Auditors Fees” and “Advance Approval Policy,” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933 or the Securities and Exchange Act of 1934, as amended.

      Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the financial statements. The Audit Committee monitors and oversees these processes.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 30, 2003 with management, with the internal auditor and with Deloitte & Touche LLP, our independent auditors for the fiscal year ended December 30, 2003. In addition, the Audit Committee has held discussions with Deloitte & Touche LLP covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

      The Audit Committee has received the letter from Deloitte & Touche LLP as required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and has conducted discussions with Deloitte & Touche LLP regarding that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

      Based on the Audit Committee’s reviews and discussions with management and the independent auditors as discussed above, the Committee recommended that the Board of Directors include the Company’s audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2003 for filing with the Securities and Exchange Commission.

Independent Auditors Fees

      Deloitte & Touche LLP charged the Company the following fees for services performed with respect to the 2003 and 2002 fiscal years:

	2003		2002

Audit Fees:	$1,758,494	(1)	$1,020,050	(1)
Audit-Related Fees:	$32,609	(2)	$0
Tax Fees:	$0		$0
All other fees:	$0		$0
TOTAL	$1,791,103		$1,020,050

(1)	Audit fees include fees in connection with our IPO.

(2)	Audit-related fees consisted of fees in connection with internal controls compliance under the Sarbanes-Oxley Act of 2002.

Advance Approval Policy

      In accordance with the procedures set forth in its charter, a copy of which was attached as Appendix A to the Proxy Statement for our 2004 Annual Meeting of Security Holders, the Audit Committee approves in advance all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditors. Such approval may be accomplished by approving the terms of the engagement prior to the engagement of the independent auditors with respect to such services or by establishing detailed advance-approval policies and procedures to govern such engagement. Because the Company’s current Audit Committee was not established prior to the closing of our IPO in December 2003, none of the fees and services described above were subject to advance approval.

AUDIT COMMITTEE

Felix P. Chee, Chair
David M. Williams

REPORT OF THE COMPENSATION COMMITTEE

      The following shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

      The Compensation Committee is composed of two directors, both of whom have been determined by the Board of Directors to be “independent” as defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter was included as Appendix B to the Proxy Statement for our 2004 Annual Meeting of Security Holders.

      The duties of the Compensation Committee include approval of salary and other compensation arrangements for our executive officers. No member of the Compensation Committee is a current or former officer or employee of the Company.

Compensation Philosophy

      The Company’s compensation policies are designed to reflect and reinforce our strategic and operational goals. Our philosophy is for the total compensation and incentive package of the members of our executive team to:

•	Provide compensation opportunities that will attract, retain and motivate superior executive officers and employees;

•	Promote the achievement of the Company’s performance objectives;

•	Ensure that the interests of our executives are aligned with the interests of our security holders;

•	Position compensation to reflect the individual’s performance as well as the level of responsibility, skill and strategic value of the employee; and

•	Recognize the evolving organizational structure of the Company and directly motivate executives to accomplish results within their spheres of influence while also contributing to a company-wide team spirit.

Components of Executive Compensation

      The components of the Company’s executive compensation program are:

•	Base salary;

•	Annual bonus;

•	Long-term incentive compensation; and

•	Other benefits.

      Base Salary. The base salaries for executives are set in part based on their respective positions, levels of responsibility, knowledge and experience.

      Annual Bonus. The Company maintains an annual bonus plan designed to award incentive payments if the Company attains specified levels of earnings before interest, taxes, depreciation and amortization, or EBITDA, determined on an annual basis and as specified by the Compensation Committee. Bonus amounts are paid as a percentage of base salary based on achievement of performance goals which vary based on an executive’s responsibilities within the Company. The Board of Directors may amend or cancel the annual bonus plan at any time for any reason.

      Long-Term Incentive Compensation. In connection with its IPO, the Company adopted a Long-Term Incentive Plan (the “LTIP”) designed to strengthen the mutuality of interests between executives and security holders. Under the LTIP, the Compensation Committee determines who is eligible to participate in the LTIP, the level of participation of each individual in the incentive pool and the conditions that must be satisfied for an individual to vest in the their allocated incentive pool amount. LTIP payouts may be in cash or shares of common stock. The Compensation Committee has the power to amend or terminate the LTIP at any time. No awards have been vested, accrued or granted under the LTIP. If you approve the Long-Term Performance Plan being proposed in this Proxy Statement, the LTIP described in this paragraph will automatically terminate.

      Other Benefits. Executives receive other benefits that serve a different purpose than the elements of compensation discussed above. In general, these benefits can serve to supplement retirement income from non-Company sources or help protect against catastrophic events such as illness, disability and death. Executives generally receive the same benefits offered to the Company’s employees. The Volume Services America Retirement and Savings 401(k) Plan (the “401(k) Plan”) and the Volume Services America Deferred Compensation Plan (the “Deferred Compensation Plan”) are components of the Company’s benefits package for executives. The Company makes matching contributions to the 401(k) Plan equal to 25 percent of an employee’s salary deferrals, up to six percent of compensation, and is permitted to make additional contributions of up to 50 percent of an employee’s contributions, up to six percent of compensation. In addition, the Company is permitted to make matching contributions to the Deferred Compensation Plan on behalf of employees who elect to defer a portion of their base salary.

Chief Executive Officer Compensation

      The Board of Directors approves the compensation of the Chief Executive Officer, as recommended to it by the Compensation Committee. The Compensation Committee decides upon the compensation of all other Company executive officers, as well as other senior employees, based upon recommendations by the Chief Executive Officer. The Board ratifies decisions of the Compensation Committee.

      The compensation of our current Chief Executive Officer is governed by the terms of an amended and restated employment agreement we entered into with Mr. Honig on July 23, 2004. The original term of Mr. Honig’s agreement extended until April 14, 2004 and is subject to automatic one-year extensions, unless earlier terminated. Under the amended and restated employment agreement, Mr. Honig’s base salary is $450,000, subject to increases at the discretion of the Board of Directors. Mr. Honig is also eligible to earn a bonus pursuant to our annual bonus plan, targeted to be at least 50 percent of Mr. Honig’s base salary.

Compensation Committee Interlocks and Insider Participation

      The current members of our Compensation Committee are David M. Williams (Chair) and Felix P. Chee. Paul Hornung was appointed to the Compensation Committee following our IPO and served as a member of the Compensation Committee until April 15, 2004, when he resigned from our Board of Directors for personal reasons. None of our executive officers or members of our Board of Directors currently serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Compensation for our 2003 fiscal year was determined by our CEO and our then Board of Directors. See “Certain Relationships and Related Transactions” for a description of the relationships involving our then Board of Directors.

COMPENSATION COMMITTEE

David M. Williams, Chair
Felix P. Chee

EXECUTIVE COMPENSATION

Executive Officers

Name	Age	Position

Lawrence E. Honig	56	Chairman of the Board of Directors and Chief Executive Officer
Janet L. Steinmayer	49	Senior Executive Vice President, General Counsel and Secretary
Kenneth R. Frick	48	Executive Vice President, Chief Financial Officer and Treasurer

      Lawrence E. Honig (Spartanburg, South Carolina) has served as our Chief Executive Officer and director since April 2002 and was elected Chairman of our Board of Directors in December 2003. From February 2000 until April 2001, Mr. Honig served as managing director of eHatchery LLC, an early-stage facilitator for internet-based start-up companies. From January 1998 to July 1999, Mr. Honig was chairman, president and chief executive officer of Edison Brothers Stores, Inc., a specialty retailer, also serving as a director from September 1997 to March 1999. He previously served as president and chief executive officer of Federated Systems Group, a division of Federated Department Stores, from 1994 to 1998. From 1982 to 1992, Mr. Honig was executive vice president and then vice chairman and a member of the board of The May Department Stores Company. Previously, he was a principal of McKinsey & Company, Inc., an international consulting firm.

      Janet L. Steinmayer (Old Greenwich, Connecticut) is our Senior Executive Vice President, General Counsel and Secretary. Ms. Steinmayer has been our General Counsel and Secretary since August 1998. She served as our Vice President from August 1998 to December 2000, when she became Executive Vice President, and was appointed Senior Executive Vice President in January 2004. Ms. Steinmayer has been corporate vice president, general counsel and secretary of Service America Corporation, one of our wholly-owned subsidiaries, since November 1993. From 1992 to 1993, she was senior vice president-external affairs and general counsel of Trans World Airlines, Inc., or TWA. From April 1990 to 1991, she served as vice president-law, deputy general counsel and corporate secretary at TWA. Ms. Steinmayer was a partner of the Connecticut law firm of Levett, Rockwood & Sanders, P.C. from 1988 to 1990.

      Kenneth R. Frick (Campobello, South Carolina) is our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Frick has served as our Chief Financial Officer since August 1998 and as Chief Financial Officer of Volume Services, Inc. (“Volume Services”), one of our wholly-owned subsidiaries, since December 1995. He served as our Vice President from August 1998 until December 2000, when he became our Executive Vice President. Mr. Frick has worked with Volume Services and its predecessors since 1982. Prior to becoming Chief Financial Officer of Volume Services in 1995, Mr. Frick was the Controller for Volume Services for two years, and for seven years was Assistant Controller and Southeast Regional Controller of Volume Services. Mr. Frick is a certified public accountant.

Summary Compensation Table

      The following summary compensation table sets forth the total compensation for the fiscal years ended December 30, 2003, December 31, 2002 and January 1, 2002 for (i) our Chief Executive Officer, (ii) our two other most highly compensated executive officers during the fiscal year ended December 30, 2003 who held office as of December 30, 2003 and (iii) one additional individual who would have been included in the group of the most highly compensated executive officers had he not resigned from the Company prior to December 30, 2003.

		Annual Compensation
				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation

Lawrence E. Honig(1)	2003	$450,000	$154,000	$1,232,668	(2)
Chairman of the Board of Directors and	2002	$315,000	$150,000	$52,331
Chief Executive Officer
Janet L. Steinmayer	2003	$354,192	$88,300	$416,156	(3)
Senior Executive Vice President,	2002	$278,654	$73,750	$890
General Counsel and Secretary	2001	$237,751	$61,140	$261
Kenneth R. Frick	2003	$235,000	$58,600	$121,146	(4)
Executive Vice President, Chief	2002	$225,000	$69,750	$10,798
Financial Officer and Treasurer	2001	$214,558	$58,070	$8,538
John T. Dee(5)	2003	$387,500	$82,000	$712,782	(6)
Former Chairman	2002	$465,000	$150,000	$120,173
	2001	$465,000	$133,580	$107,983

(1)	On April 15, 2002, Mr. Honig entered into an employment agreement with us to serve as our Chief Executive Officer at an annual base salary of $450,000. Mr. Honig was appointed Chairman of our Board of Directors in December 2003.

(2)	Amount includes a $1,000,000 change in control payment under Mr. Honig’s employment agreement, a one-time $225,000 IPO-related incentive payment and $7,668 in term life and medical insurance premiums. Mr. Honig used all of the after-tax proceeds of his change in control payment to purchase IDSs in the IPO.

(3)	Amount includes a one-time $410,625 IPO-related incentive payment and $5,531 in term life insurance premiums.

(4)	Amount includes a one-time $104,625 IPO-related incentive payment, $3,000 in employer contributions to a 401(k) plan and $13,521 in term life and medical insurance premiums.

(5)	On April 15, 2002, Mr. Dee resigned as Chief Executive Officer. Mr. Dee resigned as Chairman of our Board of Directors for health reasons on August 28, 2003 and passed away in September 2003.

(6)	Amount includes a one-time $159,750 IPO-related payment, $3,000 in employer contributions under a 401(k) plan, $85,032 in medical insurance premiums and an aggregate of $465,000 in separation payments to Mr. Dee’s estate to be paid between August 2003 and August 2005.

Employment Agreements

      Mr. Honig. On April 15, 2002 we entered into an employment agreement with Mr. Honig for his services as Chief Executive Officer. The term of the agreement extended until April 14, 2004, subject to automatic one-year extensions unless earlier terminated. On July 23, 2004, the agreement was amended and restated to make certain changes in Mr. Honig’s severance arrangements. The agreement may be terminated by either party at any time for any reason, provided that Mr. Honig must give us 60 days’ advance written notice of his resignation. The agreement also may be terminated by us for cause or by Mr. Honig for good reason. Mr. Honig’s base salary under the agreement is $450,000, subject to increases at the discretion of our Board of Directors. Mr. Honig is eligible to earn a bonus pursuant to our annual bonus plan, targeted to be at least fifty percent of his base salary. Mr. Honig is also entitled to participate in all employee benefits plans maintained by us. In the case of termination of his employment by the Company without cause or by Mr. Honig for good reason, Mr. Honig will receive a severance payment equal to two times his annual base salary and continued benefits for eighteen months following the date of his termination, plus any accrued but unpaid bonus amounts.

      Under the terms of the original agreement, Mr. Honig was to be granted options to purchase up to three percent of our common stock pursuant to a long-term equity incentive plan that was to be implemented within 180 days after the date of the agreement. In the event of certain corporate transactions, such as our IPO, we had guaranteed that these options would have a value at least equal to $1 million. Because we did not implement a long-term equity incentive plan and therefore did not grant Mr. Honig these options, we amended his employment agreement to provide that we would pay him, upon the closing of our IPO, the minimum $1 million guaranteed option value to which he was originally entitled.

      Ms. Steinmayer. On September 29, 1998 we entered into an employment agreement with Ms. Steinmayer. The agreement provides that Ms. Steinmayer will be employed by the Company as Vice President, General Counsel and Secretary at an annual base salary, which is subject to annual review and approval by the Compensation Committee, plus $250 per hour for each hour that she works in excess of 24 hours per week, until the agreement is terminated by the Company for or without cause, or by Ms. Steinmayer with or without good reason. As of the date of this Proxy Statement, Ms. Steinmayer’s annual base salary is $250,000 and her current title is Senior Executive Vice President, General Counsel and Secretary of the Company. Ms. Steinmayer is entitled to an annual bonus at the discretion of our Board of Directors and to participate in any executive bonus plan and all employee benefits plans maintained by us. In the case of a termination by the Company without cause or by Ms. Steinmayer for good reason, Ms. Steinmayer will receive a one-time payment of an amount equal to two times her annual compensation in the one-year period prior to the date of termination, plus ancillary employee benefits.

      Mr. Frick. On November 17, 1995, we entered into an employment agreement with Mr. Frick. The agreement provides that Mr. Frick will be employed as the Chief Financial Officer of Volume Services, Inc. until he resigns or is dismissed with or without cause. Mr. Frick’s annual base salary is subject to annual review and approval by the Compensation Committee. As of the date of this Proxy Statement, Mr. Frick’s annual base salary is $250,000 and his current title is Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Frick is also entitled to receive an annual bonus pursuant to any management incentive compensation plan established by the Company. In the case of termination of employment due to resignation, Mr. Frick will receive his salary up to the 30th day following his resignation and any accrued but unpaid bonus amounts. In the case of termination without cause by the Company, Mr. Frick will receive a one-time payment of two times his annual base salary plus any accrued but unpaid bonus amounts.

      Mr. Dee. On August 28, 2003 we entered into a separation agreement with John Dee, pursuant to which, effective as of August 28, 2003, he resigned from his employment with the Company, from his position as Chairman of the Board of Directors of the Company, and from his positions as an employee, officer and/or director of all the Company’s subsidiaries and affiliates because of health reasons. Mr. Dee passed away in September 2003. Pursuant to the agreement, we will provide separation payments to Mr. Dee’s estate at a rate of $232,500 per year from August 25, 2003 through August 24, 2005.

SHARE OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders of Common Stock and IDSs

      The following table and the accompanying notes set forth certain information, as of August      , 2004 (unless otherwise indicated), concerning the beneficial ownership of our common stock and IDSs by (1) each person who is known by us to beneficially own more than five percent of our common stock or IDSs, (2) each officer named in the Summary Compensation Table, (3) each director of the Company and nominee, and (4) all directors and executive officers as a group. Each IDS includes one share of common stock. Therefore, for each beneficial owner of IDS units, a corresponding number of shares of common stock is shown as being beneficially owned by such individual.

	Number of Shares of	Percent of	Number of	Percent
Name of Beneficial Owner	Common Stock(1)	Common Stock	IDS Units(1)	of IDSs

The Blackstone Group(2)	2,586,495	11.5%	0	0
FMR Corp.(3)	1,883,500	8.4%	1,883,500	10.2%
GE Capital Corporation(4)	1,474,502	6.5%	0	0
The Hunter Group(5)	1,092,400	4.8%	1,092,400	5.9%
Lawrence E. Honig(6)	40,000	*	40,000	*
Janet L. Steinmayer	0	0	0	0
Kenneth R. Frick(7)	198,948	*	26,472	*
John T. Dee	0	0	0	0
Felix P. Chee	0	0	0	0
Sue Ling Gin	0	0	0	0
Alfred Poe	0	0	0	0
Peter F. Wallace	0	0	0	0
David M. Williams	0	0	0	0
Glenn R. Zander	0	0	0	0
All directors and executive officers as a group (6 persons)	238,948	*	66,472	*

*     Less than 1%.

(1)	The information regarding beneficial ownership of our common stock and IDSs has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of common stock or IDS units as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our common stock or IDS units as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares or units beneficially owned by such person plus (ii) the number of shares or units as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares or units outstanding as of such date, plus any shares or units that such person has the right to acquire from the Company within 60 days. For purposes of calculating the beneficial ownership percentages set forth above, the total number of shares of our common stock deemed to be outstanding as of August 10, 2004 was 22,524,992 and the total number of IDS units deemed to be outstanding as of August 10, 2004 was 18,463,994. As used in this Proxy Statement, “voting power” is the power to vote or to direct the voting of shares or units, and “investment power” is the power to dispose or to direct the disposition of shares or units. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares or units shown as being beneficially owned by such stockholder.

(2)	“Blackstone” or “The Blackstone Group” refers collectively to Blackstone Management Associates II L.L.C., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., VSI Management I L.L.C., BCP Volume L.P., BCP Offshore Volume, L.P. and VSI Management Direct L.P. Of the 2,586,495 shares of our common stock held by Blackstone: (a) 1,916,765 shares are owned by BCP Volume L.P., for which Blackstone Capital Partners II Merchant Banking Fund L.P. is the general partner and exercises sole voting and investment power with respect to its shares; (b) 497,254 shares are owned by BCP Offshore Volume L.P., for which Blackstone Offshore Capital Partners II L.P. is the general partner and exercises sole voting and investment power with respect to its shares; and (c) 172,476 shares are owned by VSI Management Direct L.P., for which VSI Management I L.L.C. is the general partner and exercises sole voting and investment power with respect to its shares. This information is as of December 31, 2003, as set forth in a Schedule 13G filed by Blackstone Management Associates II L.L.C. with the Securities and Exchange Commission on February 13, 2004.

(3)	FMR Corp. owns 1,883,500 of our IDS units through two of its wholly-owned subsidiaries as follows: (a) 1,858,210 IDS units are owned by Fidelity Management & Research Company as a result of acting as an investment adviser to various investment companies; and (b) 25,290 IDS units are owned by Fidelity Management Trust Company as a result of it serving as investment manager of the institutional accounts. The ownership of one investment Company, Fidelity Capital & Income Fund, amounted to 1,033,875 of the 1,858,210 IDS units owned by Fidelity Management & Research Company. Edward C. Johnson III, as Chairman of FMR Corp., may be deemed to beneficially own the units controlled by FMR Corp. Mr. Johnson and FMR Corp. each has sole investment power over the 1,883,500 IDS units owned by Fidelity Management & Research Company and Fidelity Management Trust Company and sole voting power over the 25,290 IDS units owned by Fidelity Management Trust Company. Voting power over the 1,033,875 IDS units attributable to Fidelity Capital & Income Fund rests with the Funds’ Boards of Trustees. This information is as of December 31, 2003, as set forth in a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 17, 2004. The address of FMR Corp. and each Fidelity entity is 82 Devonshire Street, Boston, MA 02109.

(4)	These shares of common stock are owned by Recreational Services L.L.C., which is a limited liability company, the managing member of which is GE Capital Corporation (“GE Capital”). GE Capital exercises sole voting and investment power with respect to these shares. The address of GE Capital is 401 Main Avenue, Norwalk, Connecticut 06851.

(5)	“Hunter” or “The Hunter Group” refers collectively to Hunter Global Associates L.L.C., Hunter Global Investors L.P., Hunter Global Investors Fund I L.P. and Hunter Global Investors Fund II L.P. Hunter Global Investors L.P., as investment manager of Hunter Global Investors Fund I L.P., Hunter Global Investors Fund II L.P., Hunter Global Investors Offshore Fund I Ltd. and Hunter Global Investors Offshore Fund II Ltd., has shared voting and investment power over 1,092,400 of our IDS units. Voting and investment power over 411,058 IDS units is shared with Hunter Global Associates L.L.C. as general partner of Hunter Global Investors Fund I L.P. and Hunter Global Investors Fund II L.P. Voting and investment power over all 1,092,400 units is shared with Duke Buchan III. As the senior managing member of Hunter Global Associates L.L.C. and the sole member of the general partner of Hunter Global Investors L.P., Mr. Buchan may be deemed to share beneficial ownership of the IDS units held or controlled by each of these entities. This information is as of December 31, 2003, as set forth in a Schedule 13G filed by The Hunter Group with the Securities and Exchange Commission on January 16, 2004. The address of each Hunter entity is 350 Park Avenue, 11th Floor, New York, NY 10022.

(6)	Of the 40,000 IDS units owned by Mr. Honig, 38,000 units were purchased in connection with our IPO, and 2,000 units were purchased in the open market on March 10, 2004.

(7)	The 26,472 IDS units listed in the table for Mr. Frick were acquired in connection with our IPO. Of the 198,948 shares of our common stock listed in the table for Mr. Frick, 26,472 shares are attributable to the IDS units owned by Mr. Frick and the remaining 172,476 shares are owned by

VSI Management Direct L.P. Mr. Frick is one of two managing members of VSI Management I L.L.C., which is the sole general partner of VSI Management Direct L.P. Therefore, Mr. Frick may be deemed to beneficially own the 172,476 shares of our common stock directly owned by VSI Management Direct L.P.

      Unless otherwise indicated, the address for the individuals listed above is c/o Volume Services America Holdings, Inc., 201 East Broad Street, P.O. Box 10099, Spartanburg, South Carolina 29306.

Section 16(a) Beneficial Ownership Reporting Compliance

      The federal securities laws require the Company’s directors and executive officers, and persons who own more than 10 percent of the outstanding shares of common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company on Forms 3, 4, and 5. To our knowledge, based on review of copies of such reports furnished to the Company and representations by these individuals that no other reports were required, all required reports have been filed on a timely basis on behalf of all persons subject to these requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Blackstone

      Repurchase of Existing Equity Interests with Proceeds from our IPO. In connection with our IPO, we repurchased 6,083,670 shares of the common stock held by the affiliates of Blackstone that held our common stock, and the Blackstone affiliates, in turn, distributed to their general and limited partners the proceeds they received from the repurchase of our common stock. As a result of our repurchase of shares in the IPO, affiliates of Blackstone received $43.3 million in proceeds, including $5.1 million that was ultimately distributed to current and former members of management who hold direct or indirect interests in these three Blackstone-affiliated partnerships, as described below under “Transactions with Management.” David Blitzer and Howard A. Lipson, two former members of our board of directors, received or were deemed to have received a portion of these proceeds by virtue of their affiliation with Blackstone.

      Management and Other Fees. Prior to our IPO, Blackstone provided administrative and management functions to us through a monitoring agreement. We paid management fees of $236,000 to BMP II L.P., an affiliate of Blackstone Management Associates II L.P., in fiscal 2003. The fees payable to BMP II L.P. were accounted for as an expense. We ceased paying these fees upon the closing of our IPO. Blackstone was paid an $875,000 arrangers fee in connection with the IPO.

      Observer Rights. In connection with our IPO, we and Blackstone entered into an agreement pursuant to which, to the extent not prohibited by law, rule or regulation (including rules of any applicable securities exchange), if we do not have any director affiliated with either Blackstone or General Electric Capital Corporation (“GE Capital”), then an individual selected by Blackstone Capital Partners II Merchant Banking Fund L.P. and its affiliates will have the right to attend as a non-voting observer all meetings of our board of directors, receive all information provided to our directors and participate in all deliberations of our board of directors, so long as that individual is acceptable to our board of directors acting reasonably and so long as Blackstone and that individual have executed non-disclosure and market stand-off agreements. This agreement will terminate when Blackstone Capital Partners II Merchant Banking Fund L.P. and its affiliates cease to own any stock of the Company (or other securities of the Company into which the stock may be converted or for which the stock may be exchanged). This agreement will terminate upon the closing of the Offering as described on page 31 of this Proxy Statement.

GE Capital

      Repurchase of Existing Equity Interests with Proceeds from our IPO. In connection with our IPO, we purchased 3,468,162 shares of our common stock held by Recreational Services L.L.C., an affiliate of GE Capital, for $25.7 million.

      Management Fees. Prior to our IPO, GE Capital provided administrative and management functions to us through a monitoring agreement. We paid management fees of $158,000 to GE Capital in fiscal 2003. The fees payable to GE Capital were accounted for as an expense. We ceased paying these fees upon the closing of our IPO.

Transactions with Management

      John T. Dee’s estate, Janet L. Steinmayer and Kenneth R. Frick hold indirect ownership interests in us through their limited partnership interests in VSI Management Direct L.P. and VSI Management II L.P., which hold a limited partnership interest in each of BCP Volume L.P. and BCP Offshore Volume L.P. VSI Management Direct owns 172,476 shares of our common stock, and VSI Management II’s limited partnership interests represent a right to receive 15 percent of distributions from each of BCP Volume and BCP Offshore Volume. Ms. Steinmayer owns a 3.5 percent limited partnership interest in VSI Management Direct and a 3.8 percent limited partnership interest in VSI Management II. Mr. Frick owns a 6.3 percent limited partnership interest in VSI Management Direct, a 9.2 percent limited partnership interest in VSI Management II and a 98 percent limited liability company interest in VSI

Management I L.P., which owns a 1 percent general partnership interest in each of VSI Management Direct and VSI Management II. Mr. Dee’s estate owns a 6.7 percent limited partnership interest in VSI Management Direct and a 7.4 percent limited partnership interest in VSI Management II.

      During 1999, 2000 and 2001, Volume Services America, Inc. (“VSA”), one of our wholly-owned subsidiaries, loaned approximately $1,383,400 to VSI Management Direct L.P. and VSI Management II L.P. These loans were payable on demand and accrued interest at a floating, long-term applicable federal rate, compounding monthly. The average interest charged in 2003 was 4.6%. As of December 30, 2003, these loans were fully repaid. VSI Management Direct L.P. and VSI Management II L.P. used the proceeds from these loans principally to repurchase limited partnership interests held by some former members of management.

      VSI Management Direct L.P. and VSI Management II L.P. also made loans to certain members of the then-current management team of VSA to enable them to purchase limited partnership interests in those partnerships. Ms. Steinmayer is the only current executive officer who received the loans. Mr. Dee, while an officer, had also received a loan. Mr. Dee borrowed $384,696 and Ms. Steinmayer borrowed $200,363 in January-February 2000. The maturity date of these loans was 10 years from the date the loans were made. Interest on these loans accrued annually at a floating, long-term applicable federal rate, compounding monthly. The average interest charged in 2003 was 4.66 percent. As of December 30, 2003, Mr. Dee’s estate and Ms. Steinmayer had no outstanding loans from the partnerships, because the loans were fully repaid.

      Upon the closing of our IPO, BCP Volume, BCP Offshore Volume, VSI Management Direct and VSI Management II distributed to their general and limited partners the proceeds they received, directly or indirectly, from the IPO in connection with our repurchase of the shares of common stock held by the initial equity investors. As a result of these distributions, Mr. Dee’s estate, Ms. Steinmayer and Mr. Frick received $575,316, $299,644 and $741,771, respectively. Mr. Dee’s estate and Ms. Steinmayer were then required, by the terms of their loans with VSI Management Direct and VSI Management II, to use these funds to repay those loans. VSI Management Direct and VSI Management II in turn used those funds to repay their borrowings under their loans with VSA. Mr. Frick used a portion of his after-tax proceeds to purchase IDSs in the IPO in an amount equal to $397,080.

      Mr. Honig borrowed $200,000 from VSA in April 2002 as a bridge loan on the sale of his previous residence. This amount was repaid in full on July 30, 2002.

Registration Rights Agreement

      In connection with our IPO, we entered into a registration rights agreement with Blackstone, Recreational and Services, L.L.C., an affiliate of GE Capital (collectively, the “Selling Security Holders”) and Messrs. Honig and Frick pursuant to which:

•	the Selling Security Holders collectively have three demand registration rights relating to the shares of our common stock (which include automatic exchange rights upon transfer into subordinated notes) or IDSs held by the Selling Security Holders, subject to the requirement that the securities, including any piggyback securities, covered by each demand registration have an aggregate public offering price of at least $10 million; provided that an existing equity investor must beneficially own more than 1% of our outstanding shares of common stock to initiate a demand for registration; provided, further, that the Selling Security Holders can exercise a demand right for less than an aggregate public offering price of $10 million if the proposed offering is for all of the remaining shares of common stock or IDSs held by the Selling Security Holders; and

•	the Selling Security Holders and Messrs. Honig and Frick have an unlimited number of piggyback registration rights relating to the shares of our common stock (which include automatic exchange rights upon transfer into subordinated notes) or IDSs held by each of them.

      Exercise of Demand Registration Rights. In June 2004, the Selling Security Holders exercised their demand registration rights, which, pursuant to the terms of the registration rights agreement, requires us to file a registration statement or prospectus and undertake a public offering of our common stock and IDSs in the United States and Canada (the “Offering”), as requested by the Selling Security Holders. It is the Company’s understanding that the Securities and Exchange Commission is expected to provide accounting guidance for IDS issuers in upcoming weeks. We are in the process of preparing the registration statement in connection with the Offering and intend to file such registration statement following the issuance by the Securities and Exchange Commission of such guidance. We have agreed to pay all costs and expenses in connection with such registration, except underwriting discounts and commissions applicable to the securities sold. We also agreed to indemnify the Selling Security Holders and Messrs. Honig and Frick against certain liabilities, including liabilities under the Securities Act of 1933 and any Canadian securities laws.

      Currently, Blackstone and GE Capital beneficially own 2,586,495 shares and 1,474,502 shares, respectively, of our common stock, representing approximately 11.5% and 6.5%, respectively, of our outstanding common stock. In connection with the Offering, the Selling Security Holders intend to sell all of their shares of common stock to underwriters, and, pursuant to the terms of our amended and restated stockholders agreement (described below), we anticipate that the underwriters will exchange 1,543,180 shares of our common stock with us for $14.4 million aggregate principal amount of subordinated notes. We anticipate that the underwriters will then make 2,517,817 IDS units available for sale to the public, consisting of 2,517,817 shares of common stock purchased from the Selling Security Holders and an aggregate of $14.4 million principal amount of subordinated notes issued by us in the exchange pursuant to the terms of our amended and restated stockholders agreement.

      Certain of the proceeds to be received by Blackstone in the Offering will ultimately be distributed to certain members of management in connection with their direct or indirect interests in the Blackstone-affiliated partnerships, as described on page 29 of this section of the Proxy Statement under “Transactions with Management.”

Amended and Restated Stockholders Agreement

      In connection with the IPO, we and the Selling Security Holders entered into an amendment and restatement of our stockholders agreement which provides that upon any post-offering sale of common stock by the Selling Security Holders, at the option of the Selling Security Holders, we will exchange a portion of the common stock with the purchasers for subordinated notes at an exchange rate of $9.30 principal amount of subordinated notes for each share of common stock (so that, after such purchase and exchange, the purchasers will have shares of common stock and subordinated notes in the appropriate proportions to represent integral numbers of IDSs).

      As a condition to any sale of common stock involving an election to require us to issue subordinated notes in exchange for common stock:

•	the sale and exchange is required to comply with applicable laws, including, without limitation, securities laws, laws relating to redemption of common stock and laws relating to the issuance of debt;

•	the sale and exchange is required to occur pursuant to an effective registration statement in the United States and a receipted prospectus for all the provinces of Canada;

•	the sale and exchange cannot conflict with or cause a default under any material financing agreement;

•	the sale and exchange cannot cause a mandatory suspension of dividends or deferral of interest under any material financing agreement as of the measurement date immediately following the proposed sale and exchange date; and

•	the Selling Security Holders must have agreed that in connection with the sale and exchange, while our credit facility is outstanding, the Selling Security Holders would pay us from the proceeds of the sale an amount equal to five months’ interest on the aggregate principal amount of the subordinated notes that we issued in the exchange (unless the amounts have been otherwise paid by or on behalf of the Selling Security Holders), and VSA would deposit the amount in the cash collateral account maintained under our credit facility.

BY ORDER OF THE BOARD OF DIRECTORS

-s- Janet L. Steinmayer
JANET L. STEINMAYER
Corporate Secretary

Dated: September 1, 2004

Appendix A-1

CERTIFICATE OF AMENDMENT

OF
RESTATED CERTIFICATE OF INCORPORATION
OF
VOLUME SERVICES AMERICA HOLDINGS, INC.

      VOLUME SERVICES AMERICA HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the security holders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED:

That the Board of Directors hereby declares it advisable that the Restated Certificate of Incorporation of the Corporation be amended by deleting the first through the sixth sentences, and the ninth sentence, of Article SEVENTH, Section (1) thereof, and by substituting the following in lieu thereof:

“The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board of Directors. A director shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.”

and that the Restated Certificate of Incorporation of the Corporation be amended by changing Article SEVENTH, Section (2) thereof to read in its entirety as follows:

“(2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.”

      SECOND: That thereafter a special meeting of the security holders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

      THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Volume Services America Holdings, Inc. has caused this certificate to be signed by                     , its                     , this           day of October, 2004.

VOLUME SERVICES AMERICA
HOLDINGS, INC.

By:

Its:

A-1

Appendix A-2

AMENDMENTS TO ARTICLE I, SECTION 4 AND ARTICLE II, SECTION 2

OF THE AMENDED AND RESTATED BY-LAWS
OF VOLUME SERVICES AMERICA HOLDINGS INC.

RESOLVED:

That the Amended and Restated By-Laws of the Corporation be amended by changing the first sentence of ARTICLE I, Section 4 thereof to add the clause “, if such vacancy is filled by the stockholders” to the end thereof so that, as so changed, such sentence shall read in its entirety as follows:

“Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the holders of one-third in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holder of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for (i) a vote for any director in a contested election, (ii) the removal of a director or (iii) the filling of a vacancy on the Board of Directors, if such vacancy is filled by the stockholders.”

and that the Amended and Restated By-Laws of the Corporation be further amended by deleting the first and second sentences of ARTICLE II, Section 2 thereof, and by substituting the following in lieu thereof:

“Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office, subject to his prior resignation or removal, until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.”

A-2

Appendix B-1

CERTIFICATE OF AMENDMENT

OF
RESTATED CERTIFICATE OF INCORPORATION
OF
VOLUME SERVICES AMERICA HOLDINGS, INC.

      VOLUME SERVICES AMERICA HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the security holders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED:

That the Board of Directors hereby declares it advisable that the Restated Certificate of Incorporation of the Corporation be amended by deleting the seventh and eighth sentences of Article SEVENTH, Section (1) thereof, and by substituting the following in lieu thereof:

“Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office, subject to his prior resignation or removal, until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.”

and that the Restated Certificate of Incorporation of the Corporation be amended by changing Article NINTH thereof to add the clause “, if such vacancy is filled by the stockholders” to the end thereof so that, as so changed, Article NINTH shall read in its entirety as follows:

“NINTH: The holders of one third in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for (i) a vote for any director in a contested election, (ii) the removal of a director or (iii) the filling of a vacancy on the Board of Directors, if such vacancy is filled by the stockholders.”

      SECOND: That thereafter a special meeting of the security holders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

      THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Volume Services America Holdings, Inc. has caused this certificate to be signed by                     , its                     , this           day of October, 2004.

VOLUME SERVICES AMERICA
HOLDINGS, INC.

By:

Its:

B-1

Appendix B-2

AMENDMENTS TO ARTICLE II, SECTION 1 AND ARTICLE II, SECTION 4

OF THE AMENDED AND RESTATED BY-LAWS
OF VOLUME SERVICES AMERICA HOLDINGS INC.

           RESOLVED:

That the Amended and Restated By-Laws of the Corporation be amended by deleting the second sentence of ARTICLE II, Section 1 thereof in its entirety, and by changing ARTICLE II, Section 4 thereof to read in its entirety as follows:

“Section 4. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Restated Certificate of Incorporation applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.”

B-2

Appendix C

CERTIFICATE OF AMENDMENT

OF
RESTATED CERTIFICATE OF INCORPORATION
OF
VOLUME SERVICES AMERICA HOLDINGS, INC.

      VOLUME SERVICES AMERICA HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the security holders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED:

That this Board of Directors hereby declares it advisable that the Restated Certificate of Incorporation of the Corporation be amended by changing Article FIRST thereof to read in its entirety as follows:

      “FIRST: The name of the corporation is Centerplate, Inc.”

      SECOND: That thereafter a special meeting of the security holders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Volume Services America Holdings, Inc. has caused this certificate to be signed by                     , its                     , this           day of October, 2004.

VOLUME SERVICES AMERICA
HOLDINGS, INC.

By:

Its:

C-1

Appendix D

[CENTERPLATE, INC.]

LONG-TERM PERFORMANCE PLAN

1.     Purpose

      The purpose of the Plan is to further the growth and the financial success of the Company by offering performance incentives to those employees of the Company whose responsibilities and decisions directly affect the Company’s success. The Company believes that the Plan will enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of employees of superior ability. The Awards granted under the Plan are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

2.	Definitions

      When used herein, the following terms shall have the indicated meaning:

      “Act” means the Securities Exchange Act of 1934.

      “Award” means the designation of an Eligible Employee as a Participant in a particular Class Awards Program.

      “Bonus Award” means the amount payable to a Participant following the completion of a Performance Period and the satisfaction of the terms and conditions of the applicable Class Awards, determined in accordance with the terms of this Plan.

      “Change-in-Control” means: (i) any “person” (as such term is used in Section 3(a)(9) and 13(d)(3) of the Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the then outstanding securities of the Company; (ii) a change in the composition of a majority of the Board of Directors of the Company within twelve months after any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% of the combined voting power of the then outstanding securities of the Company; or (iii) the sale of substantially all the assets of the Company and/or its operating subsidiaries.

      “Change-in-Control Benefits” and “Change-in-Control Bonus Awards” have the meanings set forth in Section 5(f).

      “Class Awards Program” or “Class Awards” mean all of the terms and conditions applicable to the payment of a Bonus Award in respect of a given Performance Period, as determined by the Committee under Section 4 and otherwise under this Plan.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Committee” means the Compensation Committee of the Board of Directors of the Company or such other committee as may be designated by the Board of Directors to administer the Plan.

      “Company” means [Centerplate, Inc.] and its successors and assigns.

      “Covered Executive” means an officer of the Company for whom compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K of the Act and whose compensation is subject to Section 162(m) of the Code.

      “Designated Participant” means a Participant specifically designated by the Committee to receive Change-in-Control benefits pursuant to Section 5(f) of the Plan.

      “Eligible Persons” means all Covered Executives, provided that the Board may determine that the Plan may also include any other members of senior management of the Company or other executive or key employee selected by the Committee or the Board to be included under this Plan and so designated by name, title, salary class or such other identifying characteristic determined by the Committee, up to a limit of 50 employees who may have outstanding Awards at any time.

      “Participant” means, with respect to any applicable Class Awards, those Eligible Persons designated by the Committee to receive an Award, which persons may be designated by name, title, salary grade or such other identifying characteristic determined by the Committee for the particular Class Awards.

      “Performance Goals” mean any goals relating to one or more of the following business criteria as selected by the Committee:

(i) distributable cash;

(ii) operating cash flow;

(iii) adjusted earnings before interest, taxes, depreciation and amortization;

(iv) operating margins;

(v) reductions in operating expenses;

(vi) return on invested capital;

(vii) return on assets;

(viii) average remaining contract life;

(ix) economic value added;

(x) cost reductions and savings;

(xi) productivity improvements.

As well as, with respect to any Participant, the attainment by such Participant of personal objectives designated by the Committee with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long-term business goals identified by the Committee. For purposes of this definition, any business criteria may include or exclude: (i) extraordinary, unusual and/or non-recurring items of gain or loss: (ii) gains or losses on the disposition of a business: (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.

      “Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with a Class Awards Program.

      “Performance Objectives Factor” means the weighting to be applied to the Performance Goals identified for a particular Class Awards Program so as to reflect the Performance Objectives under the Plan by the conclusion of the applicable Performance Period.

      “Performance Period” means the three-year period, or such other shorter or longer period that may be designated by the Committee, during which the Performance Goals and Performance Objectives for the particular Class Awards Program will be measured to determine a Participant’s entitlement to receive payment of a Bonus Award.

      “Plan” means this Long-Term Performance Plan, as the same may be amended, administered and interpreted from time to time.

      “Preliminary Bonus Award” means the initial amount of a Bonus Award that would be payable to a Participant in respect of an Award at the conclusion of the applicable Performance Period after applying the criteria established for the applicable Class Award Program.

      “Target Award” means with respect to any Participant, the amount designated by the Committee as the target amount of the Bonus Award that would become payable to such Participant following the close of the Performance Period if the criteria established by the Committee are satisfied for the applicable Class Awards Program and may be expressed as the amount of the Participant’s Preliminary Bonus Award if the Performance Objectives Factor established by the Committee for the Performance Period is 100%, which in turn may be expressed as a percentage of the Participant’s year-end base salary and bonus in the final year of the Performance Period or in such other manner as designated by the Committee consistent with the terms of this Plan.

3.	Administration

      (a) The Plan shall be administered by the Committee. Each member of the Committee shall be a member of the Board of Directors of the Company, a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under the Act or successor rule or regulation and an “outside director” within the meaning of Section 162(m) of the Code.

      (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

      (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

      (d) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

4.	Terms and Conditions of Class Awards Program

      Subject to the provisions of this Plan, the Committee shall determine the terms and conditions of the Class Awards for each Performance Period in respect of which the Committee elects to make Awards hereunder, with each Class Awards Program identified by reference to the first year in the applicable Performance Period (e.g., the “2004 Class Awards”) or as otherwise determined by the Committee. The Committee may permit overlapping or consecutive Performance Periods. The Committee shall follow the procedure set forth in this Section 4 with respect to each Class Awards Program, and shall select from the design features set forth in Section 5 in formulating the program.

      (a) Maximum Bonus Awards for Class Awards in a Performance Period. The Committee shall identify the aggregate amount payable as Bonus Awards for the Performance Period, which may be a formula based on a percentage of the Target Bonus Awards for all designated Participants or as a percentage of net income or on such other basis as the Committee may determine, provided, that the maximum Bonus Award for any Participant in any one-year period shall not exceed 200% of such Participant’s total compensation in the year the Bonus Award is paid.

      (b) Set Performance Goals, Performance Objectives and Target Awards. Not later than the end of the first third of the Performance Period (or by such earlier time as may be required in the future by the applicable provisions of the Code in the case of Covered Executives), the Committee shall:

(i) Determine from the Eligible Persons who will be Participants for Class Awards in respect of the Performance Period and designate the Target Awards for such Participants;

(ii) Determine the parameters of the Performance Goals and the Performance Objectives applicable thereto for the Performance Period, which may be set as a Performance Objectives Factor (described in Section 5(a)) aggregating performance over a number of Performance Goals, with such weighting or other features as the Committee may establish, and

(iii) Establish the maximum and minimum parameters, if any, to be applied to Target Awards for the Participants covered by the Class Awards, including for each Covered Executive, relative to the achievement of the applicable Performance Objectives, which threshold for credit shall be 80% or such other percentage established by the Committee and which maximum credit percentage shall be 150% or such other percentage established by the Committee.

      (c) Review Performance Objective Factors and Finalize Bonus Awards. With respect to each Class Awards Program, at the end of each Performance Period the Committee shall:

(i) Review the calculation of the Preliminary Bonus Award for Participants in the Class Awards Program, with specific review of the Preliminary Bonus Awards for the Covered Executives, including the Chief Executive Officer, and for such other Participants identified by the Committee, which may include the direct reports to the Chief Executive Officer whether or not they are Covered Executives.

(ii) Make such adjustments to increase the amount of the Preliminary Bonus Award for any Participant, following such factors as the Committee in its discretion shall determine appropriate to establish the final amount, if any, of the Bonus Award for such Participant; provided that, the Preliminary Bonus Award for any Covered Executive may not be increased, and following all such adjustments the sum of all Bonus Awards payable in respect of the Class Awards for the Performance Period shall not exceed the amount determined in accordance with Section 4(a); and

(iii) Establish the form of payment and the payment date for Bonus Awards and complete the certification process, all as provided in Section 6.

5.	Performance Goals and Performance Objectives — Class Awards Design

      (a) Selection of Performance Goals. In designing a particular Class Awards Program, the Committee may select one or more business criteria permitted as Performance Goals and one or more levels of performance with respect to each such criteria, as selected by the Committee for the specified Class Awards. The Committee may provide that a Performance Goal is to be measured over a Performance Period on a periodic, annual, cumulative or average basis, and the Committee may apply a weighting of Performance Goals to determine a “Performance Objectives Factor” to be applied to the Participant’s Target Award payable at the end of the Performance Period. Performance Goals and Performance Objectives may be established on a Company-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

      (b) Use of GAAP. Unless otherwise determined by the Committee, Performance Objectives will be determined using U.S. Generally Accepted Accounting Principles consistently applied during a Performance Period by no later than the date on which one-third of the Performance Period has elapsed.

      (c) Changes in Performance Goals. The selection and weighting of Performance Goals and the features of the Performance Objectives Factor may be changed from time to time by the Committee (though in a manner consistent with the provisions of Section 4 of the Plan in respect of Covered Executives); provided that, with respect to a particular Performance Period, the Performance Objectives Factor shall generally be established prior to the commencement of such Performance Period and in all events not later than the end of the first third of any Performance Period and provided further that no further changes will occur once an Award is made.

      (d) Use of Multiple Performance Goals. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine.

      (e) Objective Goals. With respect to Covered Executives, Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Awards granted to any one Participant or to different Participants.

      (f) Change-in-Control Benefits of a Designated Participant. The Committee has sole discretion to determine those Participants, if any, who shall be named as Designated Participants eligible to receive Change-in-Control Benefits pursuant to this subsection (f). Only those Participants specifically named as Designated Participants by the Committee are eligible to receive Change-in-Control Benefits pursuant to this subsection (f). If a Participant has been specifically named by the Committee in writing at the time of an Award or at any time thereafter as a Designated Participant, then in the event of a Change-in-Control, the Designated Participant shall be entitled to the benefits identified by the Committee in writing from time to time with respect to Awards hereunder (the “Change-in-Control Benefits”); provided that, the Committee may not decrease the Change-in-Control Benefits for any Designated Participant (x) following the occurrence of a Change-in-Control or (y) prior to a Change-in-Control if the Designated Participant remains an employee of the Company or if the Designated Participant’s employment with the Company has been terminated due to death or disability or in connection with such Change-in-Control. If the Committee has not otherwise identified Change-in-Control Benefits for a Designated Participant, that Designated Participant’s Change-in-Control Benefits shall be as follows upon the occurrence of a Change-in-Control:

(i) All Performance Goals and Performance Objectives in respect of all such Designated Participant’s outstanding Class Awards shall be deemed to have been achieved (including any Performance Objectives Factor at 100%).

(ii) Without regard to the Designated Participant’s employment status with the Company, for each outstanding Class Award the Designated Participant shall be entitled to receive the greater of (A) the applicable Target Award of such Participant for each such Class Award in light of the deemed achievement specified in subsection (f)(i) above, and (B) the actual amount of the individual’s Preliminary Bonus Award for each such Class Award (each such amount referred to herein as a “Change-in-Control Bonus Award”).

(iii) The sum of all of a Designated Participant’s Change-in-Control Bonus Awards shall be paid in a lump sum at the earlier of (A) the time of a termination of the employment of the Designated Participant within two years following the Change-in-Control, without regard to the circumstances surrounding such termination and (B) the time that the Bonus Awards under such Class Awards would otherwise have been payable where the Designated Participant’s employment with the Company has not terminated.

(iv) If a Designated Participant’s employment is terminated by the Company within two years from the date of a Change-in-Control or, if within two years from the date of a Change-in-Control, a Designated Participant’s employment is terminated for “good reason,” such Designated Participant shall receive: (A) the Change-in-Control Bonus Award payable pursuant to subsection(f)(ii), to the extent not already paid, plus (B) an additional payment equal to the amount payable pursuant to subsection(f)(ii)(A). All amounts payable pursuant to this subsection (f)(iv) shall be paid as a lump sum at the time of such termination of employment. For purposes of this subsection (f)(iv), termination for “good reason” means a voluntary termination by the Designated Participant that otherwise entitles the Designated Participant to severance benefits pursuant to the terms of an employment agreement between the Designated Participant and the Company. The limitation on the maximum Bonus Award set forth in Section 4(a) shall not apply to payments made under this Section 5(f)(iv).

(v) By agreement with a Designated Participant, the Committee in its discretion may provide for an adjustment of the amounts payable in respect of a Change-in-Control under this Plan to take account of Sections 280G and 4999 of the Code to the extent that they may become applicable.

6.	Payment of Awards.

      (a) Form of Payment. Bonus Awards shall be paid in cash.

      (b) Entitlement to Payments. Subject to Section 5(f) and Section 6(d), Bonus Awards shall be paid at such time as designated by the Committee following the closing of a Performance Period for the applicable Class Awards to Participants who are employed by the Company on the payment date or whose employment terminated as a result of death, retirement or resignation for disability (provided such resignation has been approved by the Board of Directors of the Company). Except as provided in the previous sentence, the Committee shall determine in its sole discretion if Awards shall be paid to any Participant who is not employed by the Company on the payment date.

      (c) Employment After Commencement of a Performance Period. Participants who commence employment after the beginning of a Performance Period, but prior to the end of the first half thereof, may be granted an Award, to be determined in the sole discretion of the Committee on a pro-rata basis for the term of such Participant’s employment during the Performance Period.

      (d) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives Factor and other material terms for paying amounts in respect of each Bonus Award related to that Performance Period have been achieved or met in respect of Participants who are Covered Executives. Unless the Committee determines otherwise, Bonus Awards shall not be paid until the Committee has made the certification specified under this Section 6(d). It is anticipated that for Participants other than Covered Executives, if authorized by the Committee, payment of Bonus Awards can be based on preliminary data available in the last month of the Performance Period and made shortly after the end of the Performance Period, subject to confirmation following the close of the Performance Period.

      (e) Deferral of Payments. Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, if the Company has established a deferred compensation plan or similar arrangement, a Participant shall have the right to elect to defer receipt of part or all of any payment due with respect to an Bonus Award.

7.	Amendment and Termination of Plan

      The Board may, at any time, amend, suspend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary or appropriate to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. Any such amendment will be contingent on the approval of stockholders to the extent required by the Board or applicable law, provided that the Committee may amend the Plan without stockholder approval under the circumstances described in Section 8(f). Without the consent of the Participant, no amendment, suspension or termination of the Plan shall affect any Award made prior to the date of such amendment, suspension or termination of the Plan (except as contemplated by Section 8(f) or any Change-in-Control Benefit.

8.	Miscellaneous

      (a) No Rights Conferred. Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his or her employment at any time. No Bonus Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to a Bonus Award until it is actually granted and paid under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

      (b) Withholding. The Committee may cause to be made, as a condition precedent to the payment of any Bonus Award, or otherwise, appropriate arrangements with the Participant for the withholding of any federal, state, local or foreign taxes.

      (c) Applicable Laws. The Plan, the grant of Awards and the payment of Bonus Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

      (d) Binding Effect. The terms of the Plan shall be binding upon the Company and its successors and assigns.

      (e) Captions. Captions of Sections hereof or included within the subsections are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

      (f) Section 162(m). To the extent Bonus Awards issued under the Plan are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year, the Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan.

9.	Effective Date, Term of Plan and Shareholder Approval

      Subject to stockholder approval at the Company’s 2004 Special Meeting of Security Holders, this Plan shall become effective as of October 13, 2004 and shall terminate on December 31, 2014. The Plan will continue in effect for existing Class Awards as long as any such Class Award Program is outstanding.

VOLUME SERVICES AMERICA HOLDINGS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SECURITY HOLDERS — OCTOBER 13, 2004

      The undersigned hereby appoints Lawrence E. Honig and Janet L. Steinmayer and each of them, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, of Volume Services America Holdings, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the Special Meeting of Security Holders of the Company, to be held at the BI-LO Center, 650 North Academy Street, Greenville, SC 29601 at 10:00 a.m. E.D.T. on Wednesday, October 13, 2004 and at any adjournment or postponement thereof, upon the matters described in the Notice of Special Meeting and Proxy Statement dated September 1, 2004, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

      This proxy is being solicited by the Board of Directors of Volume Services America Holdings, Inc.

      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5, AND, WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

VOLUME SERVICES AMERICA HOLDINGS, INC.
P.O. BOX 11132
NEW YORK, N.Y. 10203-0132

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)

DETACH PROXY CARD HERE

............................................................................

Please sign, date and return this proxy card in the enclosed postage prepaid envelope	☒ Votes must be indicated (x) in Black or Blue ink.

      THE BOARD OF DIRECTORS OF VOLUME SERVICES AMERICA HOLDINGS, INC. RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 5.

I/WE PLAN TO ATTEND THE MEETING	☐
To change your address, please mark this box.	☐
New Address:

To include any comments, please mark this box.	☐
Comments:

VOTES

1.	Approval of amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to eliminate the classification of our Board of Directors.	FOR☐	AGAINST☐	ABSTAIN☐
2.	Approval of amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to permit any vacancies on the Board of Directors to be filled by either the remaining board members or security holders.	FOR☐	AGAINST☐	ABSTAIN☐
3.	Election of Directors
Nominees: Sue Ling Gin Alfred Poe Glenn R. Zander
FOR all nominees ☐ WITHHELD for all nominees☐
FOR all nominees EXCEPT as noted below: ☐

4.	Approval of amendment to our Restated Certificate of Incorporation to change our name to “Centerplate, Inc.”	FOR☐	AGAINST☐	ABSTAIN☐
5.	Approval of Long-Term Performance Plan.	FOR☐	AGAINST☐	ABSTAIN☐

SCAN LINE

NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Date	Share Owner sign here Co-Owner sign here